UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2010

CAMBRIDGE HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Colorado	0-12962	84-0826695
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 S. University Blvd., #14, Denver, CO 80209
(Address of Principal Executive Offices)

(303) 722-4008
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

In addition to the transactions described under Item 2.03 below, which are incorporated herein by reference, on September 15, 2010 (the “Initial Closing Date”), (i) Cambridge Holdings, Ltd. (the “Company”) made loans (the “PMI Loan”) totaling $1,025,000 to Prescient Medical, Inc. (“PMI”) in consideration for PMI’s issuance to the Company of a 6% Senior Secured Promissory Note (“PMI Note”) in an original principal amount equal to the amount of such PMI Loan, and (ii) PMI and the Company entered into a Security Agreement pursuant to which PMI granted the Company a continuing security interest in all of PMI’s assets and any and all proceeds and products therefrom for the purpose of securing the payment and performance of PMI’s obligations under the PMI Note and any other agreements, instruments and documents executed in connection therewith, including any Subsequent PMI Notes (as defined below).

The original principal amount of the PMI Note equals the aggregate net proceeds from the sale of Bridge Units (as defined below) by the Company on the Initial Closing Date in connection with the initial closing (the “Initial Closing”) under that certain Securities Purchase Agreement, dated as of the Initial Closing Date, by and among the Company and certain investors named therein (the “Purchase Agreement”).  The Company also agreed, pursuant to the Purchase Agreement, to disburse subsequent loans to PMI equal to the net proceeds from the sale of Bridge Units by the Company at subsequent closings under the Purchase Agreement in consideration for the issuance of additional PMI Notes by PMI (“Subsequent PMI Notes”).

As announced by the Company on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2010, PMI and the Company previously entered into a non-binding letter of intent with respect to a proposed reverse triangular merger pursuant to which the Company would acquire PMI as a wholly-owned subsidiary (the “Merger”).  The proceeds from the PMI Note (and any Subsequent PMI Notes) are intended to be used to fund the working capital requirements of PMI pending the consummation of the Merger; provided, however, there are no guarantees the parties will successfully negotiate, execute and deliver definitive agreements and successfully complete the conditions required with respect to the consummation of the Merger.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Initial Closing Date, the Company and certain investors executed and delivered the Purchase Agreement pursuant to which the Company offered and is offering (the “Bridge Offering”) to sell to eligible investors units of the Company’s securities (“Bridge Units”) comprised of (i) 6% Convertible Promissory Notes (the “Convertible Notes”), and (ii) warrants (the “Bridge Warrants”) to purchase shares of the Company’s common stock (“Common Stock”).  In addition, on the Initial Closing Date, the Company conducted the Initial Closing of the Bridge Offering under the Purchase Agreement.  The aggregate original principal amount of the Convertible Notes sold at the Initial Closing equaled $1,075,937, prior to expenses which totaled $50,231.  The number of shares of Common Stock into which the Bridge Warrants issued at the Initial Closing are exercisable is described below.

Unless converted in accordance with their terms and conditions, the Convertible Notes will mature upon the earlier to occur of (i) June 30, 2011 and (ii) an Event of Default (as defined below).  Interest of 6% per annum accrues and compounds annually on the Convertible Notes and will be payable upon conversion or maturity of the Convertible Notes.  The outstanding principal amount of the Convertible Notes, plus accrued and unpaid interest thereon, shall automatically convert into units of the Company’s securities (“Related Offering Units”), at a conversion price equal to a 33% discount to the price at which such Related Offering Units are sold in a private placement offering in an anticipated minimum amount of $6 million and a maximum amount of $12 million (the “Related Offering”).  The Related Offering is anticipated to close simultaneously with the closing of the proposed Merger.  As of the date hereof, the terms and conditions of the Related Offering have not been finalized, including with respect to the type and price of offered securities.

The conversion price of the Convertible Notes may be adjusted in certain circumstances.  The conversion price of the Convertible Notes are subject to a full-ratchet anti-dilution adjustment in the event that the Company issues Common Stock or common stock equivalents at a price per share less than the then-applicable conversion price of the Convertible Notes.

If the Related Offering and the Merger are consummated and the Company issues warrants as part of the Related Offering Units (the “Related Offering Warrants”), each Bridge Warrant will be exchanged for a Related Offering Warrant to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) 40% of the aggregate principal amount of the Convertible Notes purchased by the holder, by (ii) a per share price equal to 66.7% of the per Related Offering Unit offering price of the Related Offering Units sold in the Related Offering.  If the Company does not issue Related Offering Warrants in connection with the Related Offering, each Bridge Warrant will be exercisable for a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to the aggregate principal amount of the Convertible Notes purchased by the holder divided by $2.50, by (ii) 150% of the per share price of the shares of Common Stock sold in the Related Offering.  If the Company does not consummate the Related Offering and the Merger is terminated, each Bridge Warrant will be exercisable for a number of shares of Common Stock equal to the quotient obtained by dividing (i) an amount equal to the aggregate principal amount of the Convertible Notes purchased by the holder divided by $2.50, by (ii) 150% of the average five-day closing price of the Common Stock at the time of the Merger termination.

If at any time commencing 30 days after the closing of the Related Offering, the bid price of the Common Stock equals 200% or more of the per share price of the Common Stock sold in the Related Offering for each of the preceding 10 consecutive trading days, the Company will have a right, exercisable for 2 trading days after such 10-day period, to call all or any portion of the Bridge Warrants at a per share call price of $0.01 per share of Common Stock cancelled under the Bridge Warrant in connection with the exercise of the Company’s call right; provided, however, the holder of the Bridge Warrant will have the right to exercise the portion of the Bridge Warrant subject to the call during the period ending 30 days after such holder receives notice of the Company’s exercise of the call right.

The exercise price and number of shares of Common Stock issuable on exercise of the Bridge Warrants may be adjusted in certain circumstances, including in the event of a stock split, stock dividend or recapitalization, reorganization, merger or consolidation.

Item 3.02  Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

The Bridge Units were sold only to accredited investors, as defined under Regulation D promulgated by the SEC, under the Securities Act of 1933, as amended (the “Securities Act”).  The sale of Bridge Units in the Bridge Offering was exempt from registration under Section 4(2) of the Securities Act and Regulation D as promulgated by the SEC.

The Company paid (or intends to pay after the date hereof) American Beacon Capital Partners, Inc., the placement agent retained by the Company in connection with the Bridge Offering (the “Placement Agent”), cash compensation in the amount of (i) 4% of the gross proceeds received in the Bridge Offering from existing shareholders of PMI, plus (ii) 7% of the gross proceeds received in the Offering from investors other than PMI’s existing shareholders.  In addition, the Company will also issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to (i) 10% of the number of shares of Common Stock into which the Convertible Notes convert at the closing of the Related Offering (as defined below), plus (ii) 10% of the number of shares of Common Stock into which the Bridge Warrants are exercisable.  As a result of the foregoing, the Placement Agent was paid cash compensation equal to $40,037, plus expenses of $7,500 and received Placement Agent Warrants to purchase a number of shares of Common Stock to be determined based on the results of the Bridge Offering and the Related Offering.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated September 15, 2010, by and among the Company and the Buyers named therein
10.2	Form of 6% Convertible Promissory Note
10.3	Form of Warrant
10.4	Senior Secured Convertible Promissory Note, dated September 15, 2010, issued by PMI to the Company
10.5	Security Agreement, dated September 15, 2010, by and between PMI and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Cambridge Holdings, Ltd. (Registrant)

September 20, 2010	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Senior Vice President-Finance and Chief Financial Officer